Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned officers of Novation Holdings, Inc., (the “Company”), does hereby certify, to each such officer’s knowledge, that:

(1)    The annual report on form 10-K of the Company for the annual period ended August 31, 2012 (“the Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 14, 2012	By:	/s/ Michael Gelmon
Michael Gelmon Chief Executive Officer
Dated: December 14, 2012	By:	/s/ John Burke
John Burke Consulting Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.